UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Eastman Kodak Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.envisionreports.com/KODK or scan the QR code – login details are located in the shaded bar below.

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for Eastman Kodak Company’s Annual Meeting of Shareholders to be held on Wednesday, May 18, 2022 at 1:00 p.m. Eastern Time.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and annual meeting information are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of the 2022 Annual Meeting of Shareholders and Proxy Statement and 2021 Annual Report on Form 10-K are available at:

   www.envisionreports.com/KODK

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/KODK.
Step 2:    Click on Cast Your Vote or Request Materials.
Step 3:    Follow the instructions on the screen to log in.
Step 4:    Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – You will not receive a paper or email copy of the proxy materials unless you request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 9, 2022 to facilitate timely delivery.

2 N O T

03LYYD

Notice of the 2022 Annual Meeting of Shareholders

The 2022 Annual Meeting of Shareholders (Annual Meeting) of Eastman Kodak Company will be held on Wednesday, May 18, 2022 at 1:00 p.m. Eastern Time, virtually via a live webcast at meetnow.global/MFG9HVQ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

We are asking our shareholders to vote on the following proposals at the Annual Meeting:

1. Election of the seven director nominees named in the Proxy Statement for a term of one year or until their successors are duly elected and qualified.

2. Advisory vote to approve the compensation of our named executive officers.

3. Ratification of the Audit and Finance Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.

4. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

If you held your shares at the close of business on March 24, 2022, you are entitled to vote at the Annual Meeting.

We follow the Securities and Exchange Commission’s “e-proxy” rules that allow public companies to furnish proxy materials to their shareholders over the internet. These rules allow us to provide you with the information you need, while lowering the cost of delivery.

If you have any questions about the Annual Meeting, please contact: Shareholder Services, Eastman Kodak Company, 343 State Street, Rochester, NY 14650-0235, (585) 724-4053, e-mail: shareholderservices@kodak.com.

By Order of the Board of Directors

Roger W. Byrd
General Counsel, Secretary and Senior Vice President
Eastman Kodak Company
April 6, 2022

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a paper or email copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–	Internet - Go to www.envisionreports.com/KODK. Click Cast Your Vote or Request Materials.

–	Phone - Call us free of charge at 1-866-641-4276.

–	Email - Send an email to investorvote@computershare.com with “Proxy Materials Eastman Kodak Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 9, 2022.